The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated May 16, 2025
May , 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 2-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
Return Enhanced Notes Linked to an Equally
Weighted Basket of Five Currencies Relative to the
U.S. Dollar due June 4, 2027
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a return of at least 1.60 times any appreciation of an equally weighted basket of five currencies relative to the U.S. dollar from the Initial Basket Value to the Final Basket Value. Accordingly, the notes are designed for investors who believe that the basket of five currencies will strengthen relative to the U.S. dollar from the Pricing
Date to the Observation Date. The Reference Currency Returns are subject to an embedded cap of approximately 100.00%
and, as a result, the notes are subject to an embedded maximum payment at maturity. In addition, the method of calculating the
Reference Currency Returns will diminish any appreciation of the Reference Currencies and magnify any depreciation of the
Reference Currencies relative to the U.S. dollar. Please see “How Do Exchange Rates and the Reference Currency Return
Formulas Work?”, “Selected Risk Considerations — Risks Relating to the Notes Generally — Your Notes Are Subject to an
Embedded Maximum Payment at Maturity” and “Selected Risk Considerations — Risks Relating to the Notes Generally — The
Method of Calculating the Reference Currency Returns Will Diminish Any Appreciation of the Reference Currencies and Magnify
Any Depreciation of the Reference Currencies Relative to the Base Currency” for more information.
• Investors should be willing to forgo interest payments and be willing to lose some or all of their principal amount at maturity.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as
JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan
Chase & Co., as guarantor of the notes.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes are expected to price on or about May 30, 2025 and are expected to settle on or about June 4, 2025.
• CUSIP: 48135NWK8
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-10 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$
$
Total
$
$
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to other affiliated or unaffiliated dealers. In no event will these selling commissions exceed $2.50 per
$1,000 principal amount note. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $959.50 per $1,000 principal amount note.
The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $940.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information. The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Return Enhanced Notes Linked to an Equally Weighted Basket of Five
Currencies Relative to the U.S. Dollar
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Basket: An equally weighted basket of five currencies (each, a
“Reference Currency” and together, the “Reference
Currencies”) that measures the performance of the Reference
Currencies relative to the U.S. dollar
Reference Currencies: The table under “Key Terms Relating
to the Reference Currencies” sets forth the Reference
Currencies and the Starting Spot Rate and the Reference
Currency Weight for each Reference Currency.
Base Currency: The U.S. dollar (USD)
Upside Leverage Factor: At least 1.60 (to be provided in the pricing supplement)
Pricing Date: On or about May 30, 2025
Original Issue Date (Settlement Date): On or about June 4,
2025
Observation Date*: June 1, 2027
Maturity Date*: June 4, 2027
Currency Business Day: A “currency business day,” with
respect to each Reference Currency, means a day, as
determined by the calculation agent, on which (a) dealings in foreign currency in accordance with the practice of the foreign exchange market occur in the City of New York, the principal financial center for the applicable Reference Currency (with respect to the European Union euro, Frankfurt, Germany; with respect to the Japanese yen, Tokyo, Japan; with respect to the
British pound sterling, London, United Kingdom; with respect to the Swiss franc, Zurich, Switzerland; and with respect to the
Australian dollar, Sydney, Australia), (b) banking institutions in the City of New York and that principal financial center for that
Reference Currency are not otherwise authorized or required
by law, regulation or executive order to close and (c) with
respect to the European Union euro, T2, the real time gross
settlement system operated by the Eurosystem (or any
successor thereto), is open.
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes —
Postponement of a Determination Date — Notes Linked to Multiple
Underlyings” and “General Terms of Notes — Postponement of a
Payment Date” in the accompanying product supplement
Payment at Maturity:
If the Final Basket Value is greater than the Initial Basket
Value, your payment at maturity per $1,000 principal amount
note will be calculated as follows:
$1,000 + ($1,000 × Basket Return × Upside Leverage Factor)
Because of the embedded cap on the Reference Currency
Returns of approximately 100.00%, assuming an Upside
Leverage Factor of 1.60, the maximum payment at maturity is
$2,600.00 per $1,000 principal amount note.
If the Final Basket Value is equal to the Initial Basket Value, you will receive the principal amount of your notes at maturity.
If the Final Basket Value is less than the Initial Basket Value, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Basket Return)
In no event, however, will the payment at maturity be less than
$0.
If the Final Basket Value is less than the Initial Basket Value, you will lose some or all of your principal amount at maturity.
Basket Return:
(Final Basket Value – Initial Basket Value)
Initial Basket Value
Initial Basket Value: Set equal to 100.00 on the Pricing Date
Final Basket Value: The closing level of the Basket on the
Observation Date
Closing Level of the Basket:
100 × [1 + (EUR Return × 20.00%) + (JPY Return × 20.00%) +
(GBP Return × 20.00%) + (CHF Return × 20.00%) + (AUD
Return × 20.00%)]
The EUR Return, JPY Return, GBP Return, CHF Return and
AUD Return are the Reference Currency Returns of the
European Union euro, the Japanese yen, the British pound
sterling, the Swiss franc and the Australian dollar, respectively.
The Reference Currency Return formula for each
Reference Currency effectively limits the positive
contribution of that Reference Currency to a 100% return
but does not limit any negative contribution of that
Reference Currency. See “Additional Key Terms —
Reference Currency Return,” “How Do Exchange Rates and
the Reference Currency Return Formulas Work?”, “What Is the
Basket Return, Assuming a Range of Performances for the
Reference Currencies?”, “Selected Risk Considerations —
Risks Relating to the Notes Generally — Your Notes Are
Subject to an Embedded Maximum Payment at Maturity” and
“Selected Risk Considerations — Risks Relating to the Notes
Generally — The Method of Calculating the Reference
Currency Returns Will Diminish Any Appreciation of the
Reference Currencies and Magnify Any Depreciation of the
Reference Currencies Relative to the Base Currency” in this
pricing supplement for more information.
Starting Spot Rate: With respect to each Reference Currency, the Spot Rate of that Reference Currency on the Pricing Date, as specified under “Key Terms Relating to the Reference
Currencies” in this pricing supplement
Ending Spot Rate: With respect to each Reference Currency,
the Spot Rate of that Reference Currency on the Observation
Date

PS-2 | Structured Investments
Return Enhanced Notes Linked to an Equally Weighted Basket of Five
Currencies Relative to the U.S. Dollar
Additional Key Terms
Spot Rates:
With respect to the European Union euro, the British pound sterling and the Australian dollar, the Spot Rate on any relevant day is expressed as a number of U.S. dollars per one unit of the applicable Reference Currency as reported by Refinitiv Ltd. (“Refinitiv”) on the page set forth in the table below (or any successor page) at approximately 10:00 a.m., New York City time, on that day.
With respect to the Japanese yen and the Swiss franc, the Spot Rate on any relevant day is expressed as a number of units of the applicable Reference Currency per one U.S. dollar as reported by Refinitiv on the page set forth in the table below (or any successor page) at approximately 10:00 a.m., New York City time, on that day.
Reference Currency
Refinitiv Page
European Union euro (EUR)
USDEURFIXM=WM
Japanese yen (JPY)
USDJPYFIXM=WM
British pound sterling (GBP)
USDGBPFIXM=WM
Swiss franc (CHF)
USDCHFFIXM=WM
Australian dollar (AUD)
USDAUDFIXM=WM
Reference Currency Return:
The Reference Currency Return with respect to each Reference Currency reflects the performance of that Reference Currency relative to the U.S. dollar from its Starting Spot Rate to its Ending Spot Rate.
With respect to the European Union euro, the British pound sterling and the Australian dollar, the Reference Currency Return is calculated as follows:
Ending Spot Rate – Starting Spot Rate
Ending Spot Rate
With respect to the Japanese yen and the Swiss franc, the Reference Currency Return is calculated as follows:
Starting Spot Rate – Ending Spot Rate
Starting Spot Rate
Under these formulas, the Reference Currency Return for a Reference Currency increases as that Reference Currency appreciates relative to the U.S. dollar (and as the U.S. dollar depreciates relative to that Reference Currency). Conversely, the
Reference Currency Return for a Reference Currency decreases as that Reference Currency depreciates relative to the U.S.
dollar (and as the U.S. dollar appreciates relative to that Reference Currency).
In addition, these formulas have the effect of diminishing any appreciation of the Reference Currencies and magnifying any depreciation of the Reference Currencies relative to the U.S. dollar and effectively limit the positive contribution of each
Reference Currency to an approximately 100% return but do not limit negative contribution of any Reference Currency.
See “How Do Exchange Rates and the Reference Currency Return Formulas Work?”, “What Is the Basket Return, Assuming a Range
of Performances for the Reference Currencies?”, “Selected Risk Considerations — Risks Relating to the Notes Generally — Your
Notes Are Subject to an Embedded Maximum Payment at Maturity” and “Selected Risk Considerations — Risks Relating to the Notes
Generally — The Method of Calculating the Reference Currency Returns Will Diminish Any Appreciation of the Reference Currencies
and Magnify Any Depreciation of the Reference Currencies Relative to the Base Currency” in this pricing supplement for more information.

PS-3 | Structured Investments
Return Enhanced Notes Linked to an Equally Weighted Basket of Five
Currencies Relative to the U.S. Dollar
Key Terms Relating to the Reference Currencies
Reference Currency
Starting Spot
Rate†††
Reference
Currency Weight
European Union euro (EUR)†
20.00%
Japanese yen (JPY)††
20.00%
British pound sterling (GBP)†
20.00%
Swiss franc (CHF)††
20.00%
Australian dollar (AUD)†
20.00%
† The Starting Spot Rate is expressed as a number of U.S. dollars per one unit of the applicable Reference Currency.
†† The Starting Spot Rate is expressed as a number of units of the applicable Reference Currency per one U.S. dollar.
††† With respect to each Reference Currency, the Starting Spot Rate will be the Spot Rate of that Reference Currency on the Pricing
Date, determined as specified under “Additional Key Terms — Spot Rate” in this pricing supplement.
Supplemental Terms of the Notes
Any values of the Reference Currencies relative to the U.S. dollar, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
How Do Exchange Rates and the Reference Currency Return Formulas Work?
Exchange rates reflect the amount of one currency that can be exchanged for a unit of another currency.
European Union Euro, British Pound Sterling and Australian Dollar
With respect to each of the European Union euro, British pound sterling and Australian dollar, the Spot Rate is expressed as a number of U.S. dollars per one unit of the applicable Reference Currency.
• As a result, an increase in the Spot Rate from the Starting Spot Rate to the Ending Spot Rate means that the applicable
Reference Currency has appreciated / strengthened relative to the U.S. dollar from the Starting Spot Rate to the Ending
Spot Rate. This means that it would take more U.S. dollars to purchase one unit of the applicable Reference Currency on the
Observation Date than it did on the Pricing Date. Viewed another way, one U.S. dollar could purchase fewer units of the applicable Reference Currency on the Observation Date than it could on the Pricing Date.
• Conversely, a decrease in the Spot Rate from the Starting Spot Rate to the Ending Spot Rate means that the applicable
Reference Currency has depreciated / weakened relative to the U.S. dollar from the Starting Spot Rate to the Ending Spot
Rate. This means that one U.S. dollar could purchase more units of the applicable Reference Currency on the Observation
Date than it could on the Pricing Date. Viewed another way, it would take fewer U.S. dollars to purchase one unit of the applicable Reference Currency Rate on the Observation Date than it did on the Pricing Date.
Japanese Yen and Swiss Franc
With respect to each of the Japanese yen and the Swiss franc, the Spot Rate is expressed as a number of units of the applicable
Reference Currency per one U.S. dollar.
• As a result, a decrease in the Spot Rate from the Starting Spot Rate to the Ending Spot Rate means that the applicable
Reference Currency has appreciated / strengthened relative to the U.S. dollar from the Starting Spot Rate to the Ending
Spot Rate. This means that one unit of the applicable Reference Currency could purchase more U.S. dollars on the
Observation Date than it could on the Pricing Date. Viewed another way, it would take fewer units of the applicable Reference
Currency to purchase one U.S. dollar on the Observation Date than it did on the Pricing Date.
• Conversely, an increase in the Spot Rate from the Starting Spot Rate to the Ending Spot Rate means that the applicable
Reference Currency has depreciated / weakened relative to the U.S. dollar from the Starting Spot Rate to the Ending Spot
Rate. This means that it would take more units of the applicable Reference Currency to purchase one U.S. dollar on the
Observation Date than it did on the Pricing Date. Viewed another way, one unit of the applicable Reference Currency could purchase fewer U.S. dollars on the Observation Date than it could on the Pricing Date.

PS-4 | Structured Investments
Return Enhanced Notes Linked to an Equally Weighted Basket of Five
Currencies Relative to the U.S. Dollar
Each Reference Currency Return reflects the return of the applicable Reference Currency relative to the U.S. dollar from the Starting
Spot Rate to the Ending Spot Rate, calculated using the applicable formula set forth above under “Additional Key Terms — Reference
Currency Return.” While each Reference Currency Return for purposes of the notes is determined using the applicable formula set forth above under “Additional Key Terms — Reference Currency Return,” there are other reasonable ways to determine the return of a
Reference Currency relative to the U.S. dollar that would provide different results. For example, another way to calculate the return of a
Reference Currency relative to the U.S. dollar would be to calculate the return that would be achieved by converting U.S. dollars into that Reference Currency at the Starting Spot Rate on the Pricing Date and then, on the Observation Date, converting back into U.S.
dollars at the applicable Ending Spot Rate. In this pricing supplement, we refer to the return of a Reference Currency relative to the
U.S. dollar calculated using that method, which is not used for purposes of the notes, as a “conversion return.”
As demonstrated by the examples below, under the Reference Currency Return formulas, any appreciation of a Reference Currency relative to the U.S. dollar will be diminished, as compared to a conversion return, while any depreciation of a Reference Currency relative to the U.S. dollar will be magnified, as compared to a conversion return. In addition, the diminishing effect on any appreciation of a Reference Currency relative to the U.S. dollar increases as the applicable Reference Currency Return increases, and the magnifying effect on any depreciation of a Reference Currency relative to the U.S. dollar increases as the applicable Reference
Currency Return decreases. Accordingly, your payment at maturity may be less than if you had invested in similar notes that reflected conversion returns.
European Union Euro, British Pound Sterling and Australian Dollar (expressed as a number of U.S. dollars per one unit of the applicable Reference Currency)
The following examples assume a Starting Spot Rate of 1.10 for the European Union euro relative to the U.S. dollar.
Example 1: The European Union euro strengthens from the Starting Spot Rate of 1.10 to an Ending Spot Rate of 1.21.
The Reference Currency Return is equal to 9.09%, calculated as follows:
(1.21 – 1.10) / 1.21 = 9.09%
By contrast, if the return on the European Union euro were determined using a conversion return, the return would be 10.00%.
Example 2: The European Union euro strengthens from the Starting Spot Rate of 1.10 to an Ending Spot Rate of 110.
The Reference Currency Return is equal to 99.00%, which demonstrates the effective cap of approximately 100% on the Reference
Currency Return, calculated as follows:
(110 – 1.10) / 110 = 99.00%
By contrast, if the return on the European Union euro were determined using a conversion return, which would not be subject to the effective cap of approximately 100%, the return would be 9,900.00%.
As Examples 1 and 2 above demonstrate, the diminishing effect on any appreciation of a Reference Currency relative to the U.S. dollar increases as the applicable Reference Currency Return increases.
Example 3: The European Union euro weakens from the Starting Spot Rate of 1.10 to an Ending Spot Rate of 0.99.
The Reference Currency Return is equal to -11.11%, calculated as follows:
(0.99 – 1.10) / 0.99 = -11.11%
By contrast, if the return on the European Union euro were determined using a conversion return, the return would be -10.00%.
Example 4: The European Union euro weakens from the Starting Spot Rate of 1.10 to an Ending Spot Rate of 0.275.
The Reference Currency Return is equal to -300.00%, which demonstrates that there is no limit on the downside for the Reference
Currency Return, calculated as follows:
(0.275 – 1.10) / 0.275 = -300.00%
By contrast, if the return on the European Union euro were determined using a conversion return, the return would be -75.00%.
As Examples 3 and 4 above demonstrate, the magnifying effect on any depreciation of a Reference Currency relative to the U.S. dollar increases as the applicable Reference Currency Return decreases.
Japanese Yen and Swiss Franc (expressed as a number of units of the applicable Reference Currency per one U.S. dollar)
The following examples assume a Starting Spot Rate of 150 for the Japanese yen relative to the U.S. dollar.
Example 1: The Japanese yen strengthens from the Starting Spot Rate of 150 to an Ending Spot Rate of 135.
The Reference Currency Return is equal to 10.00%, calculated as follows:

PS-5 | Structured Investments
Return Enhanced Notes Linked to an Equally Weighted Basket of Five
Currencies Relative to the U.S. Dollar
(150 – 135) / 150 = 10.00%
By contrast, if the return on the Japanese yen were determined using a conversion return, the return would be 11.11%.
Example 2: The Japanese yen strengthens from the Starting Spot Rate of 150 to an Ending Spot Rate of 1.50.
The Reference Currency Return is equal to 99.00%, which demonstrates the effective cap of approximately 100% on the Reference
Currency Return, calculated as follows:
(150 – 1.50) / 150 = 99.00%
By contrast, if the return on the Japanese yen were determined using a conversion return, which would not be subject to the effective cap of approximately 100%, the return would be 9,900.00%.
As Examples 1 and 2 above demonstrate, the diminishing effect on any appreciation of a Reference Currency relative to the U.S. dollar increases as the applicable Reference Currency Return increases.
Example 3: The Japanese yen weakens from the Starting Spot Rate of 150 to an Ending Spot Rate of 165.
The Reference Currency Return is equal to -10.00%, calculated as follows:
(150 – 165) / 150 = -10.00%
By contrast, if the return on the Japanese yen were determined using a conversion return, the return would be -9.09%.
Example 4: The Japanese yen weakens from the Starting Spot Rate of 150 to an Ending Spot Rate of 600.
The Reference Currency Return is equal to -300.00%, which demonstrates that there is no limit on the downside for the Reference
Currency Return, calculated as follows:
(150 – 600) / 150 = -300.00%
By contrast, if the return on the Japanese yen were determined using a conversion return, the return would be -75.00%.
As Examples 3 and 4 above demonstrate, the magnifying effect on any depreciation of a Reference Currency relative to the U.S. dollar increases as the applicable Reference Currency Return decreases.
The hypothetical Starting Spot Rates, Ending Spot Rates and Reference Currency Returns set forth above are for illustrative purposes only and have been rounded for ease of analysis.

PS-6 | Structured Investments
Return Enhanced Notes Linked to an Equally Weighted Basket of Five
Currencies Relative to the U.S. Dollar
Hypothetical Payout Profile
The following table and graph illustrate the hypothetical total return and payment at maturity on the notes. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. The hypothetical total returns and payments set forth below assume the following:
• an Initial Basket Value of 100.00; and
• an Upside Leverage Factor of 1.60.
Each hypothetical total return or hypothetical payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table and graph have been rounded for ease of analysis.
Final Basket Value
Basket Return
Total Return on the Notes
Payment at Maturity
165.00
65.00%
104.00%
$2,040.00
150.00
50.00%
80.00%
$1,800.00
140.00
40.00%
64.00%
$1,640.00
130.00
30.00%
48.00%
$1,480.00
120.00
20.00%
32.00%
$1,320.00
110.00
10.00%
16.00%
$1,160.00
105.00
5.00%
8.00%
$1,080.00
101.00
1.00%
1.60%
$1,016.00
100.00
0.00%
0.00%
$1,000.00
95.00
-5.00%
-5.00%
$950.00
90.00
-10.00%
-10.00%
$900.00
80.00
-20.00%
-20.00%
$800.00
70.00
-30.00%
-30.00%
$700.00
60.00
-40.00%
-40.00%
$600.00
50.00
-50.00%
-50.00%
$500.00
40.00
-60.00%
-60.00%
$400.00
30.00
-70.00%
-70.00%
$300.00
20.00
-80.00%
-80.00%
$200.00
10.00
-90.00%
-90.00%
$100.00
0.00
-100.00%
-100.00%
$0.00

PS-7 | Structured Investments
Return Enhanced Notes Linked to an Equally Weighted Basket of Five
Currencies Relative to the U.S. Dollar
The following graph demonstrates the hypothetical payments at maturity on the notes for a range of Basket Returns. There can be no assurance that the performance of the Basket will result in the return of any of your principal amount.
How the Notes Work
Upside Scenario:
If the Final Basket Value is greater than the Initial Basket Value, investors will receive at maturity the $1,000 principal amount plus a return equal to the Basket Return times the Upside Leverage Factor of at least 1.60. Because of the embedded cap on the Reference
Currency Returns of approximately 100.00%, assuming an Upside Leverage Factor of 1.60, the maximum payment at maturity is
$2,600.00 per $1,000 principal amount note.
• Assuming a hypothetical Upside Leverage Factor of 1.60, if the closing level of the Basket increases 10.00%, investors will receive at maturity a return equal to 16.00%, or $1,160.00 per $1,000 principal amount note.
Par Scenario:
If the Final Basket Value is equal to the Initial Basket Value, investors will receive at maturity the principal amount of their notes.
Downside Scenario:
If the Final Basket Value is less than the Initial Basket Value, investors will lose 1% of the principal amount of their notes for every 1%
that the Final Basket Value is less than the Initial Basket Value.
• For example, if the closing level of the Basket declines 60.00%, investors will lose 60.00% of their principal amount and receive only $400.00 per $1,000 principal amount note at maturity.
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

PS-8 | Structured Investments
Return Enhanced Notes Linked to an Equally Weighted Basket of Five
Currencies Relative to the U.S. Dollar
What Is the Basket Return, Assuming a Range of Performances for the Reference Currencies?
The examples below illustrate hypothetical Basket Returns, assuming a range of performances for the Reference Currencies. The hypothetical Basket Returns set forth below assume the Starting Spot Rates as set forth in the tables below. The Basket Returns set forth below are for illustrative purposes only and may not be the actual Basket Returns applicable to the notes. You should consider carefully whether the notes are suitable to your investment goals. The numbers appearing in the examples below have been rounded for ease of analysis.
Example 1
Reference Currency
Reference
Currency
Weight
Hypothetical
Starting Spot
Rate
Hypothetical
Ending Spot
Rate
Reference
Currency
Return
European Union euro
20.00%
1.10
1.375
20.00%
Japanese yen
20.00%
150.00
135.00
10.00%
British pound sterling
20.00%
1.30
1.625
20.00%
Swiss franc
20.00%
0.80
0.64
20.00%
Australian dollar
20.00%
0.60
0.66667
10.00%
Basket Return:
16.00%
In this example, each of the Reference Currencies appreciated in value relative to the U.S. dollar, resulting in positive Reference
Currency Returns for each Reference Currency relative to the U.S. dollar, with a Basket Return of 16.00%.
Example 2
Reference Currency
Reference
Currency
Weight
Hypothetical
Starting Spot
Rate
Hypothetical
Ending Spot
Rate
Reference
Currency
Return
European Union euro
20.00%
1.10
0.91667
-20.00%
Japanese yen
20.00%
150.00
165.00
-10.00%
British pound sterling
20.00%
1.30
1.08333
-20.00%
Swiss franc
20.00%
0.80
1.00
-25.00%
Australian dollar
20.00%
0.60
0.54545
-10.00%
Basket Return:
-17.00%
In this example, each of the Reference Currencies depreciated in value relative to the U.S. dollar, resulting in negative Reference
Currency Returns for each Reference Currency relative to the U.S. dollar, with a Basket Return of -17.00%.
Example 3
Reference Currency
Reference
Currency
Weight
Hypothetical
Starting Spot
Rate
Hypothetical
Ending Spot
Rate
Reference
Currency
Return
European Union euro
20.00%
1.10
0.55
-100.00%
Japanese yen
20.00%
150.00
135.00
10.00%
British pound sterling
20.00%
1.30
1.625
20.00%
Swiss franc
20.00%
0.80
0.72
10.00%

PS-9 | Structured Investments
Return Enhanced Notes Linked to an Equally Weighted Basket of Five
Currencies Relative to the U.S. Dollar
Australian dollar
20.00%
0.60
0.66667
10.00%
Basket Return:
-10.00%
In this example, the Japanese yen, the British pound sterling, the Swiss franc and the Australian dollar each appreciated in value relative to the U.S. dollar, resulting in positive Reference Currency Returns for each of those Reference Currency relative to the U.S.
dollar, and the European Union euro depreciated in value relative to the U.S. dollar, resulting in a Reference Currency Return for the
European Union euro of -100.00%. The Basket Return is -10.00%. This example demonstrates that depreciation by one Reference
Currency relative to the U.S. dollar can more than offset appreciation of the other Reference Currencies relative to the U.S. dollar, even when the other Reference Currencies collectively have a greater weight within the Basket.
Example 4
Reference Currency
Reference
Currency
Weight
Hypothetical
Starting Spot
Rate
Hypothetical
Ending Spot
Rate
Reference
Currency
Return
European Union euro
20.00%
1.10
110.00
99.00%
Japanese yen
20.00%
150.00
1,050.00
-600.00%
British pound sterling
20.00%
1.30
130.00
99.00%
Swiss franc
20.00%
0.80
0.008
99.00%
Australian dollar
20.00%
0.60
60.00
99.00%
Basket Return:
-40.80%
In this example, the European Union euro, the British pound sterling, the Swiss franc and the Australian dollar each appreciated significantly in value relative to the U.S. dollar, resulting in Reference Currency Returns for each of those Reference Currencies of
99.00%, and the Japanese yen depreciated significantly in value relative to the U.S. dollar, resulting in a Reference Currency Return for the Japanese yen of -600.00%. The Basket Return is -40.80%. This example demonstrates that (a) no Reference Currency Return will be greater than approximately 100% and (b) depreciation by one Reference Currency relative to the U.S. dollar can more than offset appreciation of the other Reference Currencies relative to the U.S. dollar, even when the other Reference Currencies collectively have a greater weight within the Basket.

PS-10 | Structured Investments
Return Enhanced Notes Linked to an Equally Weighted Basket of Five
Currencies Relative to the U.S. Dollar
Selected Risk Considerations
An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Reference
Currencies, the U.S. dollar, the respective exchange rates between the Reference Currencies and the U.S. dollar or any contracts related to the Reference Currencies, the U.S. dollar or the respective exchange rates between the Reference Currencies and the U.S.
dollar. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the Final Basket Value is less than the Initial Basket Value, you will lose 1%
of the principal amount of your notes for every 1% that the Final Basket Value is less than the Initial Basket Value, provided that the payment at maturity will not be less than $0. Accordingly, under these circumstances, you will lose some or all of your principal amount at maturity.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• YOUR NOTES ARE SUBJECT TO AN EMBEDDED MAXIMUM PAYMENT AT MATURITY —
Because the Reference Currency Returns are expressed either as the Ending Spot Rate minus the Starting Spot Rate, divided by the Ending Spot Rate, or as the Starting Spot Rate minus the Ending Spot Rate, divided by the Starting Spot Rate, your payment at maturity is subject to an embedded maximum payment at maturity. In no event will any Reference Currency Return be greater than 100% and, accordingly, the Basket Return will not be greater than 100%. As a result, assuming an Upside Leverage Factor of
1.60, the payment at maturity will be at most $2,600.00 per $1,000 principal amount note.
• THE METHOD OF CALCULATING THE REFERENCE CURRENCY RETURNS WILL DIMINISH ANY APPRECIATION OF THE
REFERENCE CURRENCIES AND MAGNIFY ANY DEPRECIATION OF THE REFERENCE CURRENCIES RELATIVE TO THE
BASE CURRENCY —
Each Reference Currency Return reflects the return of a Reference Currency relative to the U.S. dollar from the Starting Spot Rate to the Ending Spot Rate, calculated using the applicable formula set forth above under “Additional Key Terms — Reference
Currency Return.” While each Reference Currency Return for purposes of the notes is determined using the applicable formula set forth above under “Additional Key Terms — Reference Currency Return,” there are other reasonable ways to determine the return of a Reference Currency relative to the U.S. dollar that would provide different results. For example, another way to calculate the return of a Reference Currency relative to the U.S. dollar would be to calculate the return that would be achieved by converting
U.S. dollars into that Reference Currency at the Starting Spot Rate on the Pricing Date and then, on the Observation Date, converting back into U.S. dollars at the Ending Spot Rate. In this pricing supplement, we refer to the return of a Reference
Currency relative to the U.S. dollar calculated using that method, which is not used for purposes of the notes, as a “conversion return.”

PS-11 | Structured Investments
Return Enhanced Notes Linked to an Equally Weighted Basket of Five
Currencies Relative to the U.S. Dollar
Under the Reference Currency Return formula, any appreciation of a Reference Currency relative to the U.S. dollar will be diminished, as compared to a conversion return, while any depreciation of a Reference Currency relative to the U.S. dollar will be magnified, as compared to a conversion return. The diminishing effect on any appreciation of a Reference Currency relative to the
U.S. dollar, which we refer to as an embedded variable decelerating upside leverage, increases as the applicable Reference
Currency Return increases. The magnifying effect on any depreciation of a Reference Currency relative to the U.S. dollar, which we refer to as an embedded variable downside leverage, increases as the applicable Reference Currency Return decreases.
Accordingly, your payment at maturity may be less than if you had invested in similar notes that reflected conversion returns. See
“How Do Exchange Rates and the Reference Currency Return Formulas Work?” in this pricing supplement for more information.
• THE NOTES DO NOT PAY INTEREST.
• CORRELATION (OR LACK OF CORRELATION) OF THE REFERENCE CURRENCIES —
The notes are linked to an equally weighted Basket composed of five Reference Currencies relative to the U.S. dollar. In calculating the Final Basket Value, an increase in the value of one of the Reference Currencies relative to the U.S. dollar may be moderated, or more than offset, by lesser increases or declines in the values of the other Reference Currencies relative to the U.S.
Dollar. Because each Reference Currency Return is subject to an embedded cap of approximately 100%, with no limit on the downside, and because of the embedded variable decelerating upside leverage and the embedded variable downside leverage, depreciation by one Reference Currency relative to the U.S. dollar may result in a loss of some of all of your principal amount at maturity, even when the other Reference Currencies appreciate significantly relative to the U.S. dollar. See “What Is the Basket
Return, Assuming a Range of Performances for the Reference Currencies?” in this pricing supplement for more information. In addition, high correlation of movements in the values of the Reference Currencies relative to the U.S. dollar during periods of negative returns among the Reference Currencies could have an adverse effect on the payment at maturity on the notes.
• THE NOTES MIGHT NOT PAY AS MUCH AS A DIRECT INVESTMENT IN THE REFERENCE CURRENCIES —
You may receive a lower payment at maturity than you would have received if you had invested directly in the Reference
Currencies or contracts related to the Reference Currencies for which there is an active secondary market.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
• THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Upside Leverage Factor.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.

PS-12 | Structured Investments
Return Enhanced Notes Linked to an Equally Weighted Basket of Five
Currencies Relative to the U.S. Dollar
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the values of the Reference Currencies relative to the Base Currency. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes —
Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Reference Currencies
• THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RISK —
Foreign currency exchange rates vary over time, and may vary considerably during the term of the notes. The value of a
Reference Currency or the U.S. dollar is at any moment a result of the supply and demand for that currency. Changes in foreign currency exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the European Union and its member countries, Japan, the United Kingdom, Switzerland, Australia (the “Reference
Currency Countries”), the United States and other relevant countries or regions.
Of particular importance to potential currency exchange risk are:
• existing and expected rates of inflation;
• existing and expected interest rate levels;
• the balance of payments in the Reference Currency Countries and the United States, and between each country or region and its major trading partners;
• political, civil or military unrest in the Reference Currency Countries and the United States; and
• the extent of governmental surplus or deficit in the Reference Currency Countries and the United States.
All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the Reference Currency Countries and the United States, and those of other countries important to international trade and finance.

PS-13 | Structured Investments
Return Enhanced Notes Linked to an Equally Weighted Basket of Five
Currencies Relative to the U.S. Dollar
• GOVERNMENTAL INTERVENTION COULD MATERIALLY AND ADVERSELY AFFECT THE VALUE OF THE NOTES —
Foreign exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government or left to float freely. Governments, including those of the Reference Currency Countries and the United States, use a
variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. In addition, other governmental actions, such as sanctions, against the government issuing a Reference Currency could adversely affect the value of that Reference Currency relative to the U.S. dollar. Thus, a special risk in purchasing the notes is that their trading value and amount payable could be affected by the actions of sovereign governments, fluctuations in response to other market forces and the movement of currencies across borders.
• EVEN THOUGH THE REFERENCE CURRENCIES AND THE U.S. DOLLAR TRADE AROUND-THE-CLOCK, THE NOTES WILL
NOT —
Because the inter-bank market in foreign currencies is a global, around-the-clock market, the hours of trading for the notes, if any, will not conform to the hours during which the Reference Currencies and the U.S. dollar are traded. Consequently, significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the notes. Additionally, there is no systematic reporting of last-sale information for foreign currencies which, combined with the limited availability of quotations to individual investors, may make it difficult for many investors to obtain timely and accurate data regarding the state of the underlying foreign exchange markets.
• CURRENCY EXCHANGE RISKS CAN BE EXPECTED TO HEIGHTEN IN PERIODS OF FINANCIAL TURMOIL —
In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions. In addition, governments around the world, including the United States government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies. Such interventions affect currency exchange rates globally and, in particular, the values of the Reference Currencies relative to the U.S. dollar. Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the notes and your return on your investment in the notes at maturity.
• CURRENCY MARKET DISRUPTIONS MAY ADVERSELY AFFECT YOUR RETURN —
The calculation agent may, in its sole discretion, determine that the currency markets have been affected in a manner that prevents it from properly determining, among other things, the Spot Rates and the Reference Currency Returns. These events may include disruptions or suspensions of trading in the currency markets as a whole, and could be a Convertibility Event, a Deliverability
Event, a Liquidity Event, a Taxation Event, a Discontinuity Event or a Price Source Disruption Event. See “The Underlyings —
Currencies — Market Disruption Events for a Reference Currency Relative to a Base Currency” in the accompanying product supplement for further information on what constitutes a market disruption event.

PS-14 | Structured Investments
Return Enhanced Notes Linked to an Equally Weighted Basket of Five
Currencies Relative to the U.S. Dollar
The Basket
The return on the notes is linked to an equally weighted basket consisting of five Reference Currencies.
The following table sets forth the Spot Rate of each Reference Currency on May 13, 2025. We obtained the Spot Rates below from
Refinitiv, without independent verification.
Reference Currency
Spot Rate on May 13, 2025
European Union euro (EUR)
1.11625
Japanese yen (JPY)
147.855
British pound sterling (GBP)
1.32595
Swiss franc (CHF)
0.84155
Australian dollar (AUD)
0.64605
Historical Information
The graph below shows the weekly performance of the Basket from January 3, 2020 through May 9, 2025, assuming that the Initial
Basket Value was set equal to 100 on January 3, 2020 and the weights of the Reference Currencies were as specified under “Key
Terms Relating to the Reference Currencies” in this pricing supplement on that date and that the exchange rates (as described below)
of each Reference Currency relative to the U.S. dollar on the relevant dates were the Spot Rates on those dates. The exchange rates and the historical weekly Basket performance data in this graph were determined using the rates reported by the Bloomberg
Professional® service (“Bloomberg”) and may not be indicative of the Basket performance using the Spot Rates of the Reference
Currencies relative to the U.S. dollar that would be derived from the applicable Refinitiv pages.
The five graphs below show the historical weekly performance of each Reference Currency relative to the U.S. dollar based on the weekly historical conventional market quotations shown on Bloomberg from January 3, 2020 through May 9, 2025.

PS-15 | Structured Investments
Return Enhanced Notes Linked to an Equally Weighted Basket of Five
Currencies Relative to the U.S. Dollar

PS-16 | Structured Investments
Return Enhanced Notes Linked to an Equally Weighted Basket of Five
Currencies Relative to the U.S. Dollar
The exchange rates displayed in the graphs above are for illustrative purposes only and do not form part of the calculation of the
Reference Currency Returns. The value of the Basket, and thus the Basket Return, increases when the individual Reference
Currencies appreciate in value against the U.S. dollar.
The historical performance of the Basket and each Reference Currency relative to the U.S. dollar should not be taken as indications of future performance, and no assurance can be given as to the closing level of the Basket on the Observation Date or the Spot Rates of
any of the Reference Currencies on the Pricing Date or the Observation Date. There can be no assurance that the performance of the
Basket will result in the return of any of your principal amount.
Tax Treatment
In determining our reporting responsibilities, we intend to treat the notes for U.S. federal income tax purposes as “open transactions”
that are not debt instruments, as described in the section entitled “Material U.S. Federal Income Tax Consequences – Notes Treated as
Open Transactions That Are Not Debt Instruments” in the accompanying product supplement no. 2-I. Based on the advice of Davis
Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially and adversely affected.
No statutory, judicial or administrative authority directly addresses the characterization of the notes (or similar instruments) for U.S.
federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment.
Assuming that “open transaction” treatment is respected, the gain or loss on your notes will generally be ordinary foreign currency

PS-17 | Structured Investments
Return Enhanced Notes Linked to an Equally Weighted Basket of Five
Currencies Relative to the U.S. Dollar
income or loss under Section 988 of the Code. Ordinary foreign currency losses are potentially subject to certain reporting requirements. However, investors in certain forward contracts, futures contracts or option contracts generally are entitled to make an election to treat foreign currency gain or loss as capital gain or loss (a “Section 988 Election”). Due to the lack of authority directly addressing the availability of the Section 988 Election for instruments such as these, it is unclear whether the Section 988 Election is available. If the Section 988 Election is available and you make this election before the close of the day on which you acquire a note, all gain or loss you recognize on a sale or exchange of that note should be treated as capital gain or loss, and as short-term capital gain or loss unless you have held the note for more than one year at that time. A Section 988 Election with respect to a note is made by (a)
clearly identifying the note on your books and records, on the date you acquire it, as being subject to this election and filing the relevant statement verifying this election with your U.S. federal income tax return or (b) obtaining independent verification under procedures set forth in the Treasury regulations under Section 988. You should consult your tax adviser regarding the advisability, availability, mechanics and consequences of a Section 988 Election, as well as the special reporting requirements that apply to foreign currency losses in excess of specified thresholds.
The IRS or a court may not respect the treatment of the notes as “open transactions,” in which case the timing and character of any income or loss on the notes could be materially and adversely affected. For example, there can be no assurance that the IRS would not seek to recharacterize the securities as debt instruments. In that event, the notes could be treated as contingent payment debt instruments (which might be viewed as denominated either in U.S. dollars or in one of the Reference Currencies), in which case you would be required to accrue original issue discount on your notes in each taxable year at the “comparable yield,” as determined by us, although we will not make any payment with respect to the notes until maturity, and no Section 988 Election would be available. In
2007, the IRS issued a revenue ruling holding that a financial instrument with some similarity to the notes is properly treated as a debt instrument denominated in a foreign currency. The notes are distinguishable in some respects from the instrument described in the revenue ruling. If the revenue ruling were applied to the notes, it could materially and adversely affect the tax consequences of an investment in the notes for U.S. Holders, possibly with retroactive effect.
In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax
Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.
Withholding under legislation commonly referred to as “FATCA” may (if the notes are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the notes, as well as to payments of gross proceeds of a taxable disposition, including redemption at maturity, of a note, although under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply to payments of gross proceeds (other than any amount treated as interest). You should consult your tax adviser regarding the potential application of FATCA to the notes.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and

PS-18 | Structured Investments
Return Enhanced Notes Linked to an Equally Weighted Basket of Five
Currencies Relative to the U.S. Dollar
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The
Estimated Value of the Notes Will Be Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices
of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May
Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “Hypothetical Payout Profile” and “How the Notes Work” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Basket” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus

PS-19 | Structured Investments
Return Enhanced Notes Linked to an Equally Weighted Basket of Five
Currencies Relative to the U.S. Dollar
addendum and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 2-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029567/ea151907_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.